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                                SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

     Filed by the Registrant  [x]
     Filed by a Party other than the Registrant  [_]

     Check the appropriate box:
     [_] Preliminary Proxy Statement   [_] Confidential, For Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))
     [_] Definitive Proxy Statement
     [_] Definitive Additional Materials
     [X] Soliciting Material Under Rule 14a-12


                            COBALT NETWORKS, INC.
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              (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                        N/A
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     (2) Aggregate number of securities to which transaction applies:

                        N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        N/A
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     (4) Proposed maximum aggregate value of transaction:

                        N/A
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     (5)  Total fee paid:

                        N/A
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   [_] Fee paid previously with preliminary materials:

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   [_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

                        N/A
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     (2) Form, Schedule or Registration Statement no.:

                        N/A
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     (3)  Filing Party:

                        N/A
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     (4)  Date Filed:

                        N/A
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On September 19, 2000, Cobalt Networks, Inc. ("Cobalt") and Sun Microsystems
made the announcement set forth below. For further information concerning the announcement, investors may contact Christopher Bunn of Cobalt, (650) 623-2508, ir@cobalt.com, and representatives of the press may contact Renee Reyes of Cobalt (650) 623-2526, renee@cobalt.com

"Sun Microsystems, Inc. (NASDAQ: SUNW) and Cobalt Networks, Inc. (NASDAQ: COBT) today announced that they have entered into an agreement pursuant to which Sun will acquire Cobalt in a stock-for-stock merger. Cobalt is a leading supplier of server appliance products - easy to use and cost effective devices that function as engines for the delivery of network based services. This acquisition accelerates Sun's entry into the growing server appliance marketplace and bolsters its long-standing focus on network computing. Sun is already a leading provider of low-end, mid-range and large-scale servers to the enterprise and service provider marketplaces; Cobalt's products will add a server appliance offering to that portfolio and expand Sun's offerings for service providers.

"Under the terms of the merger agreement, each share of Cobalt common stock will be converted into 0.5 Sun shares resulting in an aggregate purchase price of approximately $2.0 billion. This acquisition will be accounted for as a purchase and is expected to be completed during Sun's second quarter of fiscal 2001, which ends December 31, 2000. The closing of the acquisition is subject to governmental approvals, Cobalt shareholder approval and customary closing conditions. Sun estimates that the transaction will be accretive to earnings before interest, taxes, depreciation and amortization, gains on the sale of equity investments and in-process research and development charges (operating EBITDA) for the second half of this fiscal year. Following completion of the merger, Cobalt will become the server appliance business unit of Sun's Network Service Provider organization, reporting to Sun Executive Vice President John McFarlane.

"Today we're acquiring Cobalt to establish ourselves in low-end server appliances and immediately jump into the marketplace with a proven, world class product offering. This move is similar to our entry into the high-end server arena, which we did through our acquisition of Starfire server technology from Cray. Just as that product line has become one of our most successful product lines to date, we think the demand for these high-volume, turnkey devices will explode in the next couple of years. Cobalt is our bet for the future," said Ed Zander, President and Chief Operating Officer, Sun Microsystems, Inc.

"Joining with Sun is a bold strategic move for Cobalt. Sun's 10,000 person salesforce, strong service organization, and world-class customer base is extraordinarily powerful leverage for our business, and should enable us to dramatically increase our sales of server appliances," said Stephen DeWitt, President and Chief Executive Officer, Cobalt Networks, Inc. "Cobalt's world-class products are a perfect complement to Sun's industry-leading server offerings. Our customers will benefit through access to the full range of Sun's engineering, sales, marketing and service resources."

"The above news release contains forward looking statements that involve risks and uncertainties. These forward looking statements include

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statements regarding the proposed effect of the acquisition on Sun's earnings,
Sun's ability to accelerate expansion into the server appliance arena, Sun's expectation regarding the success of Cobalt's products in Sun's product lines, expectations regarding the growth of the server appliance arena and expectations regarding demand for server appliances. Actual results may vary materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include those risks surrounding the closing of the acquisition, the successful integration of Cobalt into Sun's business subsequent to the closing of the acquisition, timely development, production and acceptance of the products and services contemplated by the proposed acquisition, each company's ability to compete in the highly competitive and rapidly changing marketplace and the other

"About Cobalt Networks, Inc.
Cobalt Networks, Inc. is a developer of server appliances that enable organizations to establish an online presence easily, cost effectively and reliably. Cobalt's product lines - Cobalt Qube, Cobalt Cache, Cobalt RaQ and Cobalt NASRaQ - are used as Internet and Web hosting server appliances at businesses, Service Providers and educational institutions. Cobalt's solutions are delivered through a global network of distributors, value-added resellers and ISPs. Founded in 1996, Cobalt is headquartered in Mountain View, California.

"About Sun Microsystems, Inc.
Since its inception in 1982, a singular vision -- The Network Is The Computer -- has propelled Gold (Nasdaq: SUNW), to its position as a leading provider of industrial-strength hardware, software and services that power the Internet and allow companies worldwide to dot-com their businesses. With $15.7 billion in annual revenues, Sun can be found in more than 170 countries and on the World Wide Web at http://www.sun.com."
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Additional Information and Where to Find It: Contemporaneously with this filing
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pursuant to SEC Rule 14a-12, Cobalt is filing a Current Report on Form 8-K containing information concerning the expected participants in Cobalt's solicitation of proxies in connection with the proposed merger of Cobalt with a subsidiary of Sun (the "Merger") (the "September 19 Form 8-K"), which is incorporated herein by reference. Investors are urged to read the September 19 Form 8-K carefully. In addition, it is expected that Sun will file a Registration Statement on Form S-4 with the SEC in connection with the Merger (as amended, the "Registration Statement"), which will include a proxy statement of Cobalt with respect to Cobalt stockholders' vote on the proposed Merger and a prospectus of Sun with respect to the Sun shares to be issued to Cobalt stockholders in the proposed Merger, (the "Proxy Statement/Prospectus"). Cobalt plans to mail the Proxy Statement/Prospectus to its stockholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Cobalt, Sun, the Merger, the persons soliciting proxies relating to the Merger, their interests in the Merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Cobalt by directing a request by mail or telephone to Cobalt Networks, Inc., 555 Ellis Street, Mountain View, CA 94043, attention: Investor Relations; telephone:
(650) 623-2500. Free copies of Sun's filings may be obtained by accessing its web site at http://www.sun.com or by mailing or telephoning Sun Microsystems, Inc., 910 San Antonio Road, Palo Alto, CA 94303, attention: Investor Relations, telephone: (800) 801-7869.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Cobalt and Sun file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Cobalt or Sun at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Cobalt's and Sun's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Certain statements in this filing pursuant to SEC Rule 14a-12 are forward looking statements. These statements relate to future events (including the proposed Merger) and involve known and unknown risks, uncertainties and other factors that may affect the completion of the proposed merger and may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.



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Participants in Solicitation: Cobalt, its directors, executive officers and
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certain other members of management and employees may be soliciting proxies from
Cobalt stockholders in favor of the adoption and approval of the Merger
Agreement and approval of the Merger and related matters. Information concerning the participants in the solicitation is set forth in a Current Report on Form 8-K filed by Cobalt on September 19, 2000, and will also be set forth in the Registration Statement, and the Proxy Statement/Prospectus under the heading "Interests of Certain Persons in the Merger".

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